UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/14/2014

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10900 NE 8th Street, Suite 800
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 14, 2014, the Board of Directors of Blucora, Inc. (the "Company") approved and adopted a new Code of Ethics and Conduct (the "Code of Ethics"). The Code of Ethics applies to all directors, officers, and employees of the Company and its subsidiaries. The Code of Ethics supersedes the Company's previous Code of Business Conduct and Ethics (the "Prior Code"), and is an entirely new document that was drafted and adopted by the Company to enhance readability and to provide a clear and concise statement of the Company's expectations regarding the conduct of its directors, officers, and employees. The replacement of the Prior Code did not relate to or result in any waiver, explicit or implicit, of any provision of the Prior Code. The foregoing summary is qualified in its entirety by reference to the Code of Ethics, a copy of which is attached hereto as Exhibit 14.1 to this report and is incorporated by reference into this Item 5.05.

Item 9.01.    Financial Statements and Exhibits

14.1   Code of Ethics and Conduct

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: August 15, 2014	By:	/s/ Nathan Garnett
Nathan Garnett
Acting General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-14.1	Code of Ethics and Conduct